SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Second Amendment”) is entered into as of this 26th day of February, 2010, by and between CC Lacombe, LLC, a Georgia limited liability company (“Seller”); G&E HC REIT II Lacombe MOB, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”); and First American Title Insurance Company (“Escrow Agent”).

RECITALS

A. Seller, Buyer and Escrow Agent entered into that certain Real Estate Purchase Agreement and Escrow Instructions dated February 8, 2010 as amended by that certain First Amendment to Real Estate Purchase Agreement and Escrow Instructions dated February 19, 2010 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located in Lacombe, Louisiana and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Closing Date. Section 1.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.5 Closing Date. The closing (“Closing”) shall take place on March 4, 2010 (as the same may be extended in accordance herewith, the “Closing Date”). Notwithstanding the foregoing, Buyer may, upon written notice to Seller, extend the Closing Date to March 5, 2010, in the event that the conditions precedent set forth in Section 5.4 below are not satisfied by March 4, 2010.

2. Security Deposits, Unpaid Rent Concessions, Unpaid Tenant Improvement Allowances and Other Tenant Credits. Section 5.8.2(c) of the Original Agreement is hereby amended by inserting the following at the end of the text:

Notwithstanding the foregoing, Buyer shall not receive a credit for a sum set forth on Schedule 4.5.1 if (i) Seller pays such sum directly to the party that is owed such sum (or Seller directs Escrow Agent to pay such sum directly to the party that is owed such sum), and (ii) Seller provides evidence reasonably satisfactory to Buyer that Seller paid such sum.

3. Smith, Patel & Amkieh, L.L.C. – Lease Credit. The following Section 5.8.2(j) is inserted after the end of Section 5.8.2(i):

(j) Smith, Patel & Amkieh, L.L.C. – Lease Credit. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall receive a credit at Closing in the amount of $153,200.96 if the Closing occurs on March 4, 2010 and in the amount of $152,868.47 if the Closing occurs on March 5, 2010 for certain matters related to the lease of Smith, Patel & Amkieh, L.L.C., a Louisiana limited liability company.

4. Purchase Price Interest. The following Section 1.4.3 is inserted after the end of Section 1.4.2:

1.4.3 Purchase Price Interest. Notwithstanding anything to the contrary contained herein, in the event that prior to Closing Buyer funds into the escrow established with Escrow Agent a portion of or all of the balance of the Purchase Price any and all interest earned thereon shall accrue for the benefit of the Buyer.

5. Entire Agreement. The Original Agreement, as modified by this Second Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Second Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

6. Counterparts. This Second Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Second Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[Remainder of page intentionally left blank; signatures appear on following pages]IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment as of the date above first written.

SELLER:

CC LACOMBE, LLC,
a Georgia limited liability company

By: Its:	CHD Lacombe, LLC, a Georgia limited liability company Manager
By: Its:	CHD Holdings, LLC, a Georgia limited liability company Manager

By: /s/ Alan W. McKinney
Alan W. McKinney
Its: Manager

BUYER:

G&E HC REIT II LACOMBE MOB, LLC,

a Delaware limited liability company

By: Title:	GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership Sole Member
By: Title:	GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation General Partner

By: /s/ Shannon KS Johnson
Name: Shannon KS Johnson
Title: Chief Financial Officer

ESCROW AGENT:

First American Title Insurance Company

By: /s/ Barbara Laffer
Its: Escrow Officer